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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                          ---------------------------


                                   FORM 8-K


                                CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15 (d) OF
                     THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):          September 28, 1999

                      Favorite Brands International, Inc.
              and the Guarantors identified in Footnote (1) below
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              (Exact Name of Registrant as Specified in Charter)


         Delaware                      333-67221               75-2608980
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(State or Other Jurisdiction    (Commission File Number)   (I.R.S. Employer
 of Incorporation)                                         Identification No.)


              2121 Waukegan Road, Bannockburn, Illinois        60015
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            (Address of Principal Executive Offices)        (Zip Code)


                                (847) 405-5800
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             (Registrant's telephone number, including area code)


                                      N/A
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         (Former name or former address, if changed since last report)


 (1) The following domestic direct subsidiaries of Favorite Brands International, Inc. are Guarantors of the Company's Senior Notes and are Co-Registrants, each of which is incorporated in the jurisdiction and has the I.R.S. Employer Identification Number indicated: Trolli Inc., a Delaware corporation (52-1716800) and Sather Trucking Corp., a Delaware corporation (41-1849044).

Item 5.  Other Events

     On September 28, 1999, Favorite Brands International, Inc., its subsidiaries Sather Trucking Corp. and Trolli Inc. and its parent Favorite Brands International Holding Corp., signed an agreement to sell substantially all of their assets to Nabisco, Inc. and its affiliates for $475 million in cash. The sale is subject to approval by the U.S. Bankruptcy Court and to regulatory approval and other customary conditions. There can be no assurance that these conditions will be satisfied or that the sale will be completed.
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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   Favorite Brands International, Inc.


Dated:  October 4, 1999             By:  /s/  Steven F. Kaplan
                                   -------------------------------------------
                                         President, Chief Operating Officer
                                         and Chief Financial Officer